Naples, FL  (Nasdaq: TIBB)
Edward V. Lett
Chief Executive Officer & President
GulfSouth Bank Conference
April 30 – May 2, 2007
Stephen J. Gilhooly
EVP/Chief Financial Officer

TIBB -GS 5/01/07     #2
Forward-looking Statement
This presentation contains certain forward-looking statements including those concerning the banking industry and the company’s operations, performance, financial condition, and growth. For this purpose, any statements contained in the presentation, that are not statements of historical facts may be deemed to be forward-looking statements. Without limiting the generality of the foregoing words such as “may”, “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “can,” “estimate,” or “continue,” of the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the company’s control, and actual results may differ materially depending on a variety of important factors, including competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by the company, among other things.

TIBB -GS 5/01/07     #3
Strategic Plan
Optimize Organic Opportunities
Maximize Operating Productive & Efficiency
Disciplined & Successful de-novo Branching
Pursue Mutually Beneficial Affiliations

TIBB -GS 5/01/07     #4
TIB Bank Franchise
Key West
TIB Branches
Future TIB Branches
BOV Branches
Future BOV Branches

TIBB -GS 5/01/07     #5
The Florida Keys Core Franchise
Consistent Revenue Sources Drive Profitability
TIB has 33-year momentum & quality name
recognition
Loyal customers receptive to multiple product
cross-selling
Our community involvement runs deep

TIBB -GS 5/01/07     #6
South/SW Florida Growth Markets
Build or Buy
Attract best people as employer of choice
Disciplined approach to acquisitions
Capitalize on fallout from “Big Bank” mergers
Stick to what we do best – “Community Banking”
Expansion Strategies Are Low Risk, High Growth

TIBB -GS 5/01/07     #7
as of 3/31/07
$1,057.6 MM
$ in millions
$1,041.4 MM
TIB Bank
Deposits and Loans by Market

TIBB -GS 5/01/07     #8
as of 3/31/07
$ in millions
TIB Bank Loan Composition
$1,041.4 MM

TIBB -GS 5/01/07     #9
as of 3/31/07
$ in millions
CRE Loans by Collateral Type
$561.3MM (53.9% of Portfolio)

TIBB -GS 5/01/07     #10
as of 3/31/07
$ in millions
Construction Loan Analysis
$155.4MM (14.9% of Portfolio)

TIBB -GS 5/01/07     #11
Asset Quality

TIBB -GS 5/01/07     #12
Asset Quality
Indirect Loans	$16	$362	$1,310	$980	$1,502	$777
Other Loans	$178	$280	$118	$130	$(46)	$232
Total loans	0.05%	0.13%	0.24%	0.14%	0.15%	0.39%
Indirect Loans	0.19%	0.95%	1.72%	0.92%	1.17%	2.27%
    Indirect Loans
Other Loans
194
1,110
1,428
642
1,456
1,009
$ in thousands
Charge-offs:

TIBB  4/24/07     #13
Source: FactSet
Stock Price Performance

TIBB  4/24/07     #14
Source: FactSet
Stock Price Performance

TIBB -GS 5/01/07     #15
Reasons to Invest in TIB
Dominant position in profitable, mature Florida Keys market enables growth platform in booming South Florida mainland
Seasoned management team has successful track record in Keys, SW Florida with Venice and contiguous market expansion planned

TIBB -GS 5/01/07     #16
Reasons to Invest in TIB
Core business niche and TIBB style are one-of-a-kind
Quality investment opportunities are increasingly scarce among Florida-based community banks and thrifts
Shares receive a compounded annual return of 44% since 2002

Naples, FL  (Nasdaq: TIBB)
Edward V. Lett
Chief Executive Officer & President
GulfSouth Bank Conference
April 30 – May 2, 2007
Stephen J. Gilhooly
EVP/Chief Financial Officer